CSMC06-2G6AR3 -- 6A4

CREDIT SUISSE FIRST BOSTON

Balance	$3,680,000.00	Delay	24	WAC	6.08000	WAM	357
Coupon	5.75000	Dated	02/01/2006	NET	5.75000	WALA	3
Settle	02/28/2006	First Payment	03/25/2006	Contrib Wac	6.08000

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
96-00.00	6.111	6.139	6.186	6.262	6.324	6.401	6.782	7.197	7.440
96-16.00	6.070	6.094	6.135	6.200	6.254	6.320	6.648	7.004	7.213
97-00.00	6.029	6.050	6.084	6.138	6.183	6.239	6.514	6.813	6.988
97-16.00	5.989	6.006	6.033	6.077	6.114	6.159	6.381	6.623	6.764
98-00.00	5.949	5.962	5.983	6.017	6.044	6.079	6.249	6.434	6.542
98-16.00	5.909	5.918	5.933	5.956	5.976	6.000	6.118	6.246	6.321
99-00.00	5.870	5.875	5.883	5.896	5.907	5.921	5.987	6.060	6.102
99-16.00	5.831	5.832	5.834	5.837	5.839	5.842	5.858	5.874	5.884
100-00.00	5.792	5.789	5.785	5.778	5.772	5.765	5.729	5.690	5.667
Spread @ Center Price	138	139	140	143	146	150	166	179	188
WAL	24.69	20.44	16.04	12.00	9.99	8.27	4.51	3.03	2.54
Mod Durn	12.74	11.63	10.14	8.40	7.36	6.38	3.86	2.70	2.29
Principal Window	Sep29 -Jan32	Feb25 -Mar28	Oct20 -Nov23	Nov16 -Aug19	Dec14 -Jul17	Oct13 -Mar15	Jul10 -Oct10	Feb09 -Mar09	Aug08 -Sep08
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	275 PSA	300 PSA	500 PSA	800 PSA	1000 PSA

Treasury Mat	6MO	2YR	3YR	5YR	10YR	30YR
Yld	4.692	4.673	4.647	4.575	4.585	4.561

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.